UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________
Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934 ________________
WILLAMETTE VALLEY VINEYARDS, INC.
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation or organization)	93-0981021 (I.R.S. Employer Identification No.)

8800 Enchanted Way, S.E., Turner, Oregon                                                                           97392

(Address of principal executive offices)                                                                                     (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A Redeemable Preferred Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:
333-205174

Securities to be registered pursuant to Section 12(g) of the Act:
None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
 The securities to be registered hereby are the 1,445,783 shares of our Series A Redeemable Preferred Stock, no par value (the “Series A Preferred”) offered by Willamette Valley Vineyards, Inc. (the “Registrant”).  The Registrant has filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities and Exchange Act the prospectus dated August 11, 2015 (the “Prospectus”) filed in connection with a registration statement on Form S-3 (Registration No. 333-205174) relating to the securities to be registered hereunder.

For a description of the Series A Preferred to be registered hereunder, reference is made to the information contained in the section captioned “Description of Capital Stock” on pages 18 to 21 of the Prospectus, which information is incorporated by reference herein.  The Series A Preferred is expected to be listed on the Nasdaq Capital Market under the symbol “WVVIP.”

Exhibits.

Item 2.
4.1
Certificate of Designation of Series A Redeemable Preferred Stock of Willamette Valley Vineyards, Inc. (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to registration statement on Form S-3 filed with the Commission on August 3, 2015).

99.1	Prospectus dated August 11, 2015 (incorporated herein to the extent provided by reference to the Registrant’s filing under Rule 424(b) filed with the Commission on August 11, 2015).
4.1
Certificate of Designation of Series A Redeemable Preferred Stock of Willamette Valley Vineyards, Inc. (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to registration statement on Form S-3 filed with the Commission on August 3, 2015).

99.1	Prospectus dated August 11, 2015 (incorporated herein to the extent provided by reference to the Registrant’s filing under Rule 424(b) filed with the Commission on August 11, 2015).

Exhibit List

Exhibit Number	Exhibit Description
4.1
Certificate of Designation of Series A Redeemable Preferred Stock of Willamette Valley Vineyards, Inc. (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to registration statement on Form S-3 filed with the Commission on August 3, 2015).

99.1	Prospectus dated August 11, 2015 (incorporated herein to the extent provided by reference to the Registrant’s filing under Rule 424(b) filed with the Commission on August 11, 2015).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Willamette Valley Vineyard, Inc.

Date: __________________________________	By:
James W. Bernau, Chief Executive Officer